                                                                    EXHIBIT 23.3

             [CHINESE CHARACTERS AND COMMERCE & FINANCE LETTERHEAD]



                                                                 October 3, 2000

Dear Sirs,

     We have acted as the People's Republic of China counsel to China Mobile (Hong Kong) Limited, a company incorporated under the laws of Hong Kong, China (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form F-3 (together with any amendments thereto, the "Registration Statement") relating to Ordinary Shares of the Company, par value HK$0.10 per share, and the Notes of the Company.

     We hereby consent to the use of our name in the Prospectus included in the Registration Statement under the captions "Enforceability of Civil Liabilities" and "Legal Matters".

     In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                         Yours sincerely,


                         /s/ COMMERCE & FINANCE
                         Commerce & Finance Law Offices